Broadband Mobile Technologies, Inc. and Datameg Corp. Mutually Terminate Acquisition Discussions

Tuesday September 2, 9:31 am ET

BOSTON--(BUSINESS WIRE)--Sept. 2, 2003-Broadband Mobile Technologies, Inc.
(BMT) and Datameg Corporation (OTCBB: DTMG - News) announced today that the Companies have jointly terminated all negotiations regarding Datameg Corp.'s acquisition of an interest in BMT. On April 14, 2003 Datameg Corp. announced its intention to acquire a 49% interest in BMT. It was subsequently agreed between DTMG and BMT, that BMT would become a wholly-owned subsidiary of Datameg Corp. The companies had expected to close the transaction by August 1, 2003.

The parties stated that the acquisition was being mutually terminated because of a change in strategic direction of the companies.

For further information about the business of Broadband Mobile Technologies, Inc. contact Investor Relations at info@BroadbandMobileTech.com.

For further information regarding Datameg Corp., please contact Richard Kaiser at Yes, International (757) 306-6090. Yes@Yesinternational.com

Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "expect", "anticipate", "could", "would", "will", and "may" and other words of similar nature. There are certain important factors and risks that could cause results to differ materially from those anticipated by the statements herein. Such factors and risks include the successful completion of the CAS technology development, the successful completion of projects underway at North Electric Company and the business conditions and growth in related areas of telecommunications, wireless and digital transmission areas, and in the economy in general. Competitive factors include the rapid pace of alternative technology advancements and the Company's ability to gain market acceptance of its evolving products. Other risks may be detailed from time to time in our filings with the Securities and Exchange Commission. Neither DataMEG Corp. nor its subsidiaries undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.